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(BW)(SFX-BROADCASTING(SFXBA) SFX completes swap for two Dallas stations and acquisitions of three Indianapolis stations

NEW YORK--(BUSINESS WIRE)--April 1, 1997--SFX Broadcasting, Inc. (NASDAQ:
SFXBA) today announced that in two separate transactions it has completed its swap for stations KTXQ-FM and KRRW-FM in Dallas and its acquisition of WFBQ-FM, WRZX-FM and WNDE-AM serving the Indianapolis market. The first transaction was part of an exchange with CBS radio, which in return acquired from SFX station WHFS-FM serving the Baltimore and Washington DC markets. The second transaction represents the first part of SFX' acquisition of radio stations in the Indianapolis and Pittsburgh markets from Secret Communications. The closing of the second part of this acquisition involving the Pittsburgh stations is expected to be later this quarter.

Commenting on the transactions, Robert F.X. Sillerman, Executive Chairman of SFX Broadcasting, Inc. said, "The acquisition of these two strong FM stations in Dallas is a great step forward for us. It will consolidate our growing presence in the expanding Texas market and provide an excellent complement to our preeminent position in the Houston market, where we already own and operate a very successful cluster of four stations.

"We are equally excited about the addition of this powerful group of three Indianapolis stations, including the market's number one ranked station, WFBQ-FM, playing an album oriented rock format. Also included in this acquisition is the Bob and Tom Network, whose popular morning show is carried on 20 affiliates and promises significant growth potential. These properties present us with an extraordinary array of cross-promotional possibilities in this market where we will also own Sunshine Promotions, the area's leading promoter of live concert events. We eagerly anticipate realizing the benefits of such a strong presence in this dynamic market."

Dallas is the nation's seventh ranking market. Radio station KRRW-FM has been one of CBS' ARROW formatted stations, playing a classic rock/oldies format since November 1993. KTXQ- FM has an album oriented rock format.

The Indianapolis market ranks thirty-sixth. WFBQ-FM ranks first in revenue share and in the targeted 25-54 demographic audience share. WRZX-FM ranks seventh and has an alternative/modern rock format. WNDE-AM has a talk format.

In a separate announcement today, the company also stated that it has scheduled its 1997 annual meeting for Thursday, May 22, 1997. The record date has been set for April 15, 1997, which is also the last day for submission of shareholder proposals.

With the anticipated consummation of all previously announced transactions, SFX will own and operate or provide services to the following 80 stations in 23 markets.


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


Dallas, TX                            Greensboro, NC                         Greenville-Spartanburg, SC
KTXQ-FM                               WMAG-FM                                WMYI-FM
KRRW-FM                               WHSL-FM                                WSSL-FM
Houston, TX                           WTCK-AM                                WROQ-FM
KKRW-FM                               WMFR-AM                                WGVL-AM
KODA-FM                               Nashville, TN                          Tucson, AZ
KQUE-FM                               WSIX-FM                                KWFM-FM
KNUZ-AM                               WRVW-FM                                KRQQ-FM
San Diego, CA                         Raleigh-Durham, NC                     KNST-AM
KPLN-FM                               WRSN-FM                                KCEE-AM
KYXY-FM                               WTRG-FM                                Springfield/Northampton, MA
Pittsburgh, PA                        WDCG-FM                                WHMP-FM
WDVE-FM(c)                            WRDU-FM                                WPKX-FM
WXDX-FM(c))                           Jacksonville, FL                       WHMP-AM
WJJJ-FM(c))                           WFYV-FM(b)
WVTY-FM(c)
WTAE-AM(c)
Providence, RI                        WAPE-FM(b)                             Witchita, KS
WSNE-FM                               WKQL-FM                                KRZZ-FM
WHJY-FM                               WIVY-FM                                KKRD-FM
WHJJ-AM                               WOKV-AM                                KNSS-AM
Indianapolis, IN                      WBWL-AM                                New Haven, CT
WFBQ-FM                               Richmond, VA                           WPLR-FM
WRZX-FM                               WMXB-FM                                WYBC-FM(a)
WNDE-AM                               WVGO-FM(c)                             Daytona Beach, Fl
Charlotte, NC                         WLEE-FM(c)                             WGNE-FM
WRFX-FM(c)                            WKHK-FM(c)                             Jackson, MS
WLYT-FM                               WBZU-FM(c)                             WKTF-FM
WTDR-FM                               Albany, NY                             WMSI-FM
Hartford, CT                          WGNA-FM                                WSTZ-FM
WHCN-FM                               WPYX-FM                                WJDX-FM
WMRQ-FM                               WTRY-FM                                WJDS-AM
WKSS-FM                               WGNA-AM                                WZRX-AM
WWYZ-FM                               WTRY-AM                                Biloxi, MS
WPOP-AM                                                                      WKNN-FM
Milwaukee, WI                                                                WMJY-FM
WLTQ-FM(c)
WISN-AM(c)


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(a) Joint Selling Agreement (JSA)
(b) Local Marketing Agreement (LMA) with a contract to acquire
(c) Under contract to be acquired

Under contract to be sold or swapped by SFX are WHFM-FM, WBAB-FM, WBLI-FM and WGBB-AM in Long Island, NY; WDSY-FM in Pittsburgh; KOLL-FM in Little Rock, AR.

CONTACT:                SFX Broadcasting, Inc.
                        Timothy J. Klahs
                        Director, Investor Relations
                        212/407-9126






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